UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2004

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

Registrant’s telephone number, including area code: (325) 574-6300

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

     On June 7, 2004, Patterson-UTI Energy, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company has authorized a stock buyback program for the purchase of up to $30 million of the Company’s outstanding common stock. Repurchases may be made from time to time as, in the opinion of management, market conditions warrant, in the open market or in privately negotiated transactions.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release, dated June 7, 2004, relating to the stock buyback program.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.
Dated: June 7, 2004	By:	/s/ Cloyce A. Talbott
Cloyce A. Talbott
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated June 7, 2004, relating to the stock buyback program.